UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 16, 2018

Nano Mobile Healthcare, Inc.

 (Exact name of registrant as specified in charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-55155	93-0659770
(Commission File Number)	(IRS Employer Identification No.)

3 COLUMBUS CIRCLE 15th Floor NEW YORK, NY 10019

(Address of principal executive offices and zip code)

917-745-7202

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

[ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company’s previously issued financial statements contained in the Company’s report on Form 10-Q for the quarterly period ended September 30, 2016 (“Quarterly Report”) filed on March 16, 2018 were not reviewed by the Company’s independent registered public accounting firm in accordance with the rules and regulations of the Securities and Exchange Commission and thus are deemed substantially deficient.

As a result, the Company has determined that the financial statements contained in the Quarterly Report should not be relied upon. The Company will amend the Quarterly Report once the financial statements have been reviewed by the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano Mobile Healthcare, Inc.
Dated: March 30, 2018	By:	/s/ Robert Chicoski
Name: Robert Chicoski Title: CFO

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